Exhibit 99

FOR IMMEDIATE RELEASE

For more information:	Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES A
27% INCREASE IN THIRD QUARTER EARNINGS PER SHARE

          GASTONIA, NC, October 17, 2005 --- Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended September 30, 2005, of $964,000, or $0.14 per diluted share, compared to $770,000, or $0.11 per diluted share, for the quarter ended September 30, 2004.  This represents a 27.3% increase in diluted earnings per share from the third quarter of 2004.  Net operating income, which excludes the tax-adjusted effects of any gains and losses on sales of assets, was $953,000, or $0.14 per diluted share, for the quarter ended September 30, 2005, compared to $776,000, or $0.11 per diluted share, for the quarter ended September 30, 2004.

          Net income for the nine months ended September 30, 2005, was $2.8 million, or $0.39 per diluted share, compared to $2.7 million, or $0.34 per diluted share, for the nine months ended September 30, 2004, representing a 14.7% increase in earnings per share.  Net operating income amounted to $2.7 million, or $0.38 per diluted share, for the nine-month period ended September 30, 2005, compared to $2.4 million, or $0.31 per diluted share, for the comparable period in 2004.  This represents an increase of $0.07 per diluted share, or a 22.6% improvement in net operating income from the comparable nine-month period.

          Net interest income increased by $449,000, or 13.8%, during the third quarter of 2005 compared to the third quarter of 2004 as a result of margin expansion, loan growth, and a change in asset mix.  Net interest margin increased from 2.87% during the third quarter of 2004 to 3.30% during the third quarter of 2005, an increase of 43 basis points.

          During 2005, outstanding loans increased from $317.2 million at December 31, 2004, to $344.8 million at September 30, 2005, an increase of $27.6 million, or 8.7% during the nine-month period.  Nonperforming assets totaled $2.2 million, or 0.42% of total assets, at September 30, 2005, compared to $1.8 million, or 0.35% of total assets, at December 31, 2004. Escalating energy prices and rising interest rates are beginning to show some signs of stress on borrowers.  However, our asset quality measures continue to compare favorably with our peer banks and we expect this to remain the case.

          Also during 2005, demand deposits increased by $5.2 million, or 9.9%, to $57.9 million at September 30, 2005, from $52.7 million at December 31, 2004, as a result of a continued focus on growing our lower-cost deposit products.  Total deposits decreased by $1.5 million, or 0.4%, primarily due to aggressive time deposit pricing competition.  This change in the liability mix is a contributing factor in our margin expansion.

          Noninterest income increased by $40,000, or 3.7%, to $1.1 million for the quarter ended September 30, 2005, compared to the quarter ended September 30, 2004.  This increase is primarily due to an increase in fees generated from mortgage banking activities.

          Noninterest expense increased by $39,000, or 1.2%, to $3.3 million for the quarter ended September 30, 2005, compared to the third quarter 2004.  The Company experienced decreases in occupancy and equipment expense, professional services, and other noninterest expenses.  However, these decreases were more than offset by increases in compensation and benefits resulting from staffing a loan production office and the hiring of additional commercial loan officers.

          Kim S. Price, President and CEO, commented, “We are pleased and encouraged by our loan growth and the changing mix of both assets and liabilities.  The results of these efforts are contributing to better margins and improved profitability as we continue to expand our community banking franchise.”

          Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904.  The Bank operates eleven full-service offices located in three North Carolina counties – Gaston, Rowan, and Iredell – and a loan production office in Mecklenburg County, North Carolina.

Please see the tables that follow for a calculation of the Company’s net operating income.

This news release contains certain forward-looking statements, which are subject to risks and uncertainties.  A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time to time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, describe some of these factors.  Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

(Tables Follow)
# # #

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

	Quarter ended September 30, 2005	Quarter ended September 30, 2004	Nine Months ended September 30, 2005	Nine Months ended September 30, 2004

Reconciliation of GAAP to non-GAAP Measures:
Net income, as reported (GAAP)	$964	$770	$2,767	$2,679
Nonoperating items:
(Gain) / Loss on sale of assets, net	(19)	10	(82)	(460)
Related income taxes (39%)	8	(4)	33	179

Net Operating Income	$953	$776	$2,718	$2,398
Add: Amortization of intangible assets	78	104	249	320
Related income taxes (39%)	(31)	(41)	(99)	(125)

Net Cash Operating Income	$1,000	$839	$2,868	$2,593
Per Share Data:
Average common shares outstanding, basic	6,965,159	7,213,577	7,005,823	7,755,483
Basic net income – GAAP	$0.14	$0.11	$0.40	$0.35
Basic net income – Operating	0.14	0.11	0.39	0.31
Basic net income – Cash	0.14	0.12	0.41	0.33
Average common shares outstanding, diluted	7,058,123	7,323,021	7,096,249	7,854,010
Diluted net income – GAAP	$0.14	$0.11	$0.39	$0.34
Diluted net income – Operating	0.14	0.11	0.38	0.31
Diluted net income – Cash	0.14	0.12	0.40	0.33
Cash dividends declared	$0.07	$0.065	$0.21	$0.195
Period-end book value	9.77	9.75	9.77	9.75
Financial Ratios:
Return on average stockholders’ equity – GAAP	5.49%	4.25%	5.23%	4.48%
Return on average stockholders’ equity – Operating	5.51	4.29	5.13	4.01
Return on average stockholders’ equity – Cash	5.80	4.64	5.42	4.34
Return on average assets – GAAP	0.76%	0.60%	0.73%	0.72%
Return on average assets – Operating	0.76	0.61	0.71	0.64
Return on average assets – Cash	0.80	0.66	0.75	0.70
Efficiency ratio – GAAP	68.45%	70.29%	69.49%	70.66%
Efficiency ratio – Operating	68.57	74.99	69.68	73.17
Efficiency ratio – Cash	66.94	72.57	67.92	70.65
Net interest margin	3.30%	2.87%	3.26%	2.89%
Average equity to average assets	13.81	14.20	13.89	16.04
Asset Quality Data:
Allowance for loan losses	$3,369	$2,916	$3,369	$2,916
Nonperforming loans	1,503	1,570	1,503	1,570
Nonperforming assets	2,157	1,797	2,157	1,797
Net charge-offs	38	46	71	173
Allowance for loan losses to total loans	0.98%	0.94%	0.98%	0.94%
Nonperforming loans to total loans	0.44	0.50	0.44	0.50
Nonperforming assets to total assets	0.42	0.35	0.42	0.35
Average Balances:
Total assets	$513,347	$505,665	$510,732	$498,020
Loans receivable, net of unearned income	330,718	300,163	324,471	294,749
Interest-earning assets	449,235	451,040	450,847	443,218
Deposits	371,448	374,464	371,053	358,714
Interest-bearing liabilities	410,882	409,363	410,339	395,973
Stockholders’ equity	70,882	71,789	70,940	79,871
At Period End:
Total assets	$518,942	$506,786	$518,942	$506,786
Loans receivable, net	341,406	311,380	341,406	311,380
Interest-earning assets	459,335	452,905	459,335	452,905
Deposits	373,230	371,604	373,231	371,604
Interest-bearing liabilities	442,504	408,630	442,504	408,630
Stockholders’ equity	70,527	72,670	70,527	72,670

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	September 30, 2005	December 31, 2004

	(unaudited)
ASSETS
Cash and due from banks	$7,298	$5,800
Interest-earning bank balances	13,632	5,790

Cash and cash equivalents	20,930	11,590
Investment securities available-for-sale, at fair value	45,241	52,407
Mortgage-backed securities available-for-sale, at fair value	61,159	81,169
Loans receivable, net unearned income	344,775	317,156
Allowance for loan losses	(3,369)	(3,029)

Loans receivable, net	341,406	314,127
Real estate acquired through foreclosure, net	655	806
Accrued interest receivable	1,813	1,662
Premises and equipment, net	17,124	17,363
Federal Home Loan Bank stock, at cost	3,827	3,461
Bank owned life insurance	13,312	12,885
Intangible assets	7,310	7,560
Other assets	6,165	5,931

Total assets	$518,942	$508,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposit accounts	$57,872	$52,684
Money market deposit accounts	70,637	77,924
Savings accounts	24,200	29,174
Time deposits	220,521	214,962

Total deposits	373,230	374,744
Borrowed money	69,273	55,772
Deferred compensation	5,376	5,850
Other liabilities	536	201

Total liabilities	448,415	436,567

Stockholders’ Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued and outstanding in 2005 and 2004	91	91
Additional paid-in-capital	68,381	68,381
Unallocated common stock held by Employee Stock Ownership Plan	(1,659)	(1,796)
Unearned compensation related to Recognition and Retention Plan	(1,489)	(1,699)
Retained earnings, substantially restricted	31,054	29,766
Accumulated unrealized gain on securities available-for-sale, net of tax	(959)	(419)
Treasury stock of 1,846,512 shares at September 30, 2005, and 1,630,683 shares at December 31, 2004	(24,892)	(21,930)

Total stockholders’ equity	70,527	72,394

Total liabilities and stockholders’ equity	$518,942	$508,961

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

Interest income
Loans	$5,368	$4,044	$14,960	$11,752
Investment securities	387	490	1,157	1,447
Interest-bearing deposits	107	47	260	113
Mortgage-backed and related securities	621	737	2,034	2,156

Total interest income	6,483	5,318	18,411	15,468
Interest Expense
Deposits	2,220	1,591	5,862	4,478
Borrowed funds	554	467	1,547	1,362

Total interest expense	2,774	2,058	7,409	5,840

Net interest income	3,709	3,260	11,002	9,628
Provision for loan losses	140	60	410	120

Net interest income after provision for loan losses	3,569	3,200	10,592	9,508
Noninterest Income
Fee income on deposit accounts	634	644	1,789	1,801
Fee income on mortgage banking and lending activities	159	140	400	427
Dividends on FHLB stock	31	24	109	69
Gain on sale of assets	40	13	178	483
Fair value adjustment on deferred compensation assets	26	46	57	80
Other noninterest income	226	209	758	707

Total noninterest income	1,116	1,076	3,291	3,567
Noninterest Expense
Compensation and benefits	1,635	1,504	4,901	4,507
Vesting expense for Recognition and Retention Plan	70	0	210	355
Fair value adjustment on deferred compensation assets	26	46	57	80
Occupancy and equipment expense	486	510	1,466	1,286
Professional services	132	136	443	392
Amortization of intangible assets	78	104	249	320
Loss on sale of assets	21	23	96	23
Other noninterest expenses	855	941	2,510	2,361

Total noninterest expense	3,303	3,264	9,932	9,324
Income before income taxes	1,382	1,012	3,951	3,751
Provision for income taxes	418	242	1,184	1,072

Net income	$964	$770	$2,767	$2,679

Basic earnings per share	$0.14	$0.1	$0.40	$0.35
Diluted earnings per share	$0.14	$0.11	$0.39	$0.34
Basic average common shares outstanding	6,965,159	7,213,577	7,005,823	7,755,483
Diluted average common shares outstanding	7,058,123	7,323,021	7,096,249	7,854,010